Exhibit 4.1


                          Mortgage and Realty Trust,
                    a Maryland real estate investment trust


                                      and


                           Wilmington Trust Company,
                        a Delaware banking corporation,
                                  as Trustee


               ________________________________________________


                         First Supplemental Indenture

                           Dated as of May 25, 1994

                                      To

                                   Indenture

                           Dated as of July 15, 1992

                      Senior Secured Uncertificated Notes

                                   Due 1995

      FIRST SUPPLEMENTAL INDENTURE, dated as of May 25, 1994, by and between Mortgage and Realty Trust, a real estate investment trust duly organized and existing under the laws of the State of Maryland (the "Company") and Wilmington Trust Company, a banking corporation duly organized and existing under the laws of the State of Delaware, as trustee (the "Trustee").


                                 RECITALS

      WHEREAS, a plan of reorganization (the "Plan") of the Company was filed with the United States Bankruptcy Court for the Central District of California and such plan was confirmed by an order entered on February 27, 1991;

      WHEREAS, pursuant to the Plan, the Company issued certain uncertificated debt securities to Holders of unsecured claims against the Company;

      WHEREAS, pursuant to the Plan, the Company entered into a Collateral and Security Agreement, dated as of February 21, 1991, as amended by the First Amendment to Collateral and Security Agreement, dated as of July 15, 1992 (as amended, the "Collateral Agreement"), each by and among the Company, the Lenders listed on Schedule A thereto, and Wilmington Trust Company and William
J. Wade as collateral agents (the "Collateral Agents"), pursuant to which the Company granted security interests and liens in all of its property to the Collateral Agents for the benefit of the Lenders to secure the Creditor Obligations under the Plan;

      WHEREAS, the Company and Wilmington Trust Company, as trustee (the "Trustee") entered into an Indenture, dated as of July 15, 1992 (the "Original Indenture") (the Original Indenture as amended by this First Supplemental Indenture being hereinafter referred to as the "Indenture"), pursuant to which the Company ratified, confirmed and reaffirmed the security interests and liens in the Collateral, including certain deposit accounts, to the Trustee for the benefit of the holders (the "Holders") of the securities, to secure payment of Creditor Obligations re-denominated as the Company's Senior Secured Uncertificated Notes due 1995 (the "Securities");

      WHEREAS, Schedule 1 to the Original Indenture sets forth the accounts of the Company which constitute part of the Collateral pledged for the benefit of the Holders (the "Accounts");

      WHEREAS, the Company desires to transfer the Accounts from their present locations to new accounts established and maintained by the Collateral Agents;

      WHEREAS, the Company and the Trustee desire to amend Schedule 1 to the Original Indenture to reflect the change in location of the Accounts;

      WHEREAS, the Collateral Agents shall each continue to have a perfected security interest in the Accounts following the transfer of the Accounts;

      WHEREAS, Section 901 of the Original Indenture provides that the Company and the Trustee may at any time and from time to time, enter into one or more supplemental indentures without the consent of the Holders in form satisfactory to the Trustee, to make any provisions with respect to matters arising under the Original Indenture so long as such action shall not adversely affect the interests of the Holders; and

      WHEREAS, all acts and proceedings required by law, by the Indenture and by the Declaration of Trust of the Company, necessary to make this First Supplemental Indenture a valid and binding agreement for the uses and purposes herein set forth and to make the Securities issued under the Indenture as supplemented the valid and binding obligations of the Company, in accordance with its terms, have been done and taken, and the execution and delivery of this First Supplemental Indenture have been in all respects duly authorized.

      NOW THEREFORE, for and in consideration of the foregoing premises, the Company and the Trustee hereby agree as follows:


                                 ARTICLE I

                  RELATION TO ORIGINAL INDENTURE; DEFINITIONS

      SECTION 1.01. This First Supplemental Indenture constitutes an integral part of the Original Indenture.

      SECTION 1.02. For all purposes of this First Supplemental Indenture, capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Original Indenture.


                                   ARTICLE II

                                   AMENDMENT

      SECTION 2.01. Schedule 1 to the Original Indenture is hereby deleted in its entirety and replaced with Schedule 1 attached hereto.

      SECTION 2.02. (a) After the date of this First Supplemental Indenture, any Transaction Statements and Statements of Account authenticated and delivered in respect of Securities outstanding shall (unless textually revised as hereinafter provided) bear the following notation which may be typewritten or stamped thereon:

            On or after May 25, 1994, the Indenture dated as of July 15, 1992 referred to in this [Transaction Statement/ Statement of Account] has been amended by a First Supplemental Indenture dated as of May 25, 1994 to provide for new deposit accounts of the Company. Reference is hereby made to said First Supplemental Indenture, copies of which are on file with Wilmington Trust Company, as Trustee, for a statement of the amendment thereby made.

      (b) Anything herein contained to the contrary notwithstanding, the failure to affix the notation herein provided to any Transaction Instruction, Transaction Statement or Statement of Account shall not affect the rights of the Holder of the respective Securities, and the Trustee shall not at any time be under any responsibility to require or cause any Transaction Instruction, Transaction Statement or Statement of Account with respect to any Securities now or hereafter Outstanding to be presented or delivered to it for any purpose provided for in this Section 2.02.


                                  ARTICLE III

                            LIMITATION OF LIABILITY

      SECTION 3.01. This First Supplemental Indenture has been executed on behalf of the Company by an officer in his capacity as a trustee of the Company. As provided in Section 7.02 of the declaration of trust of the Company, no trustee, officer, agent or shareholder of the Company shall be bound or held to any personal liability in connection with the obligations of the Company arising out of the execution of this First Supplemental Indenture. The execution of this First Supplemental Indenture by these individuals shall not bind the individuals and they shall not be held to any personal liability in connection with the obligations under the Indenture as a result of such execution.

      SECTION 3.02. Wilmington Trust Company is executing this document solely in its capacity as trustee under the Original Indenture, and in no event shall Wilmington Trust Company incur any personal liability in connection with this First Supplemental Indenture or the transactions contemplated hereby.

                                  ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES; COVENANTS

      SECTION 4.01.  The Company represents and warrants:

      (a) that the Company is duly organized and validly existing in good standing in the state of its organization and is duly qualified to do business in each state in which it does business and in which qualification to conduct such business is required;


      (b) that this First Supplemental Indenture (i) has been duly authorized by all necessary action on the part of the Company, (ii) has been duly executed and delivered by the Company, and (iii) constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms;

      (c) that the execution and delivery of this First Supplemental Indenture will not (i) require any authorization, consent, approval or other action by or any notice to or filing with, any court, governmental or administrative body (other than the filing of precautionary UCC-1 financing statements in Delaware, California and Pennsylvania), or (ii) conflict with any contracts, judgments, orders, licenses or organizational documents;

      (d) that to the best of the Company's knowledge after due inquiry and consultation with its legal advisors, but for the existence of those payment and covenant defaults listed on Schedule 2 attached hereto, there are no Events of Default pursuant to the Indenture or any of the other Documents (as defined in the Collateral Agreement); and

      (e) that the Company's obligations under the Documents (as defined in the Collateral Agreement) are not subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender or compromise and are not subject to any defense, set-off, counterclaim, recoupment or termination for any reason whatsoever.

      SECTION 4.02. The Company covenants and agrees that the execution and delivery of this First Supplemental Indenture shall not adversely affect or otherwise impair the Liens created by, through or under the Original Indenture, the Collateral Agreement or the Existing Plan and that such Liens are ratified, confirmed and remain validly existing and in full force and effect.

                                   ARTICLE V

                                 MISCELLANEOUS

      SECTION 5.01. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of a Security heretofore or hereafter authenticated and delivered shall be bound hereby.

      SECTION 5.02. All recitals to this First Supplemental Indenture are hereby incorporated herein by reference and made a part of the Indenture.

      SECTION 5.03. The headings herein are for convenience only and shall not affect the construction hereof.

      SECTION 5.04. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 5.05. Except as amended hereby, the Original Indenture is ratified and confirmed in all respects, and the Indenture, as heretofore supplemented and modified, and this First Supplemental Indenture shall be read, taken and construed as one and the same instrument.

      SECTION 5.06. Nothing in this First Supplemental Indenture, express or implied, shall give to any person, firm, corporation or other entity other than the parties hereto and the Holders of the Securities, any right, remedy or claim under or by reason of this First Supplemental Indenture or any covenant, condition or stipulation hereof; all the covenants, stipulations, promises and agreements contained in this First Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto and their successors and the Holders of the Securities.

      SECTION 5.07. This First Supplemental Indenture shall be effective as of the close of business on the date hereof.

      SECTION 5.08. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall constitute an original and all of which when taken together shall constitute one and the same agreement.

      SECTION 5.09. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT SO LONG AS WILMINGTON TRUST COMPANY IS THE TRUSTEE, THE DUTIES AND LIABILITIES OF THE TRUSTEE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

      IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be executed by their respective duly authorized officers or other representatives as of the day and year first above written.


                                    MORTGAGE AND REALTY TRUST

                                    By:______________________
                                       Name:
                                       Title:



Attest:

_________________________________
Title:



(SEAL)



                                    WILMINGTON TRUST COMPANY,
                                      not in its individual capacity,
                                      but solely as Trustee

                                    By:________________________
                                       Name:
                                       Title:



Attest:

_________________________________
Title:



(SEAL)

                                  SCHEDULE 1

                      MORTGAGE AND REALTY TRUST ACCOUNTS



   Account in the           Account      Account
      Name of:               Type:       Number:          Institution:
- - -------------------------   -------     ---------   --------------------------


Mortgage and Realty Trust   General     2653-6103   Wilmington Trust Company
                                                    Rodney Square North
                                                    1100 N. Market Street
                                                    Wilmington, DE  19890-0001
                                                    ABA No. 031100092

Mortgage and Realty Trust
   Payroll Account          Payroll     2653-6111   Wilmington Trust Company
                                                    Rodney Square North
                                                    1100 N. Market Street
                                                    Wilmington, DE  19890-0001
                                                    ABA No. 031100092

Mortgage and Realty Trust
   Asset Sale Account        Trust      28666-1     Wilmington Trust Company
                                                    Rodney Square North
                                                    1100 N. Market Street
                                                    Wilmington, DE  19890-0001
                                                    ABA No. 031100092


                                  SCHEDULE 2

      Defaults of Mortgage and Realty Trust under the Indenture dated as of July 15, 1992 between Mortgage and Realty Trust and Wilmington Trust Company, as
Trustee:

Covenant Defaults
- - -----------------

March 31, 1993
    Section 1005 (Ratio of Outstanding Securities to Capital Base)*
June 30, 1993
    Section 1005 (Ratio of Outstanding Securities to Capital Base)
    Section 1006 (Ratio of Earning Assets to Securities)
September 30, 1993
    Section 1005 (Ratio of Outstanding Securities to Capital Base)
    Section 1006 (Ratio of Earning Assets to Securities)
    Section 1018(i) (Operating budget for succeeding year on quarterly basis)** December 31, 1993
    Section 1005 (Ratio of Outstanding Securities to Capital Base)
    Section 1006 (Ratio of Earning Assets to Securities)
    Section 1008 (Non-Earning Assets)
March 31, 1994
    Section 1005 (Ratio of Outstanding Securities to Capital Base)
Other
    Defaults that may be occasioned by the Company's continued use of cash and administration of assets in the presence of uncured Defaults and Events of Default


Payment Defaults
- - ----------------

June 30, 1993       -  $20 million principal payment
September 30, 1993  -  Additional Payment (Section 203(b))***
December 31, 1993   -  $33.8 million principal payment
                    -  $6.6 million interest payment
                    -  Additional Payment (Section 203(b))***
February 14, 1994   -  Approximately $183,000 penalty payment (Section 1008(b))
March 31, 1994      -  $6.4 million interest payment
                    -  Additional Payment (Section 203(b))***

____________________

*     Waived pursuant to Act of the Holders dated on or about May 26, 1993.

** Due at least 30 days prior to year end. Because of the continuing negotiations and the uncertain debt structure and amortization, the Company was unable to prepare a meaningful budget. The Company did, however, prepare and distribute all asset-specific budgets and its annual administrative budget.

*** The Indenture contemplates that Additional Payment amounts will be calculated after payments of principal and/or interest due on the specified date. The existence and amount of any Additional Payment is not readily calculable when such principal and interest payments are not made. At the specified dates and at best calculation, if the required principal and interest payments were made (and had been made for prior periods), then there would have been less than $10 million of Available Cash at each date. Therefore, no Additional Payment would have been
      required.   However, because the indicated principal and interest
      payments were not made, on the dates specified the Company held more than $10 million of cash and cash equivalents.